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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


Date of Report (Date of earliest event reported):  July 16, 1996


                           COSMETIC GROUP U.S.A., INC.
               (Exact name of registrant as specified in charter)


          CALIFORNIA               0-19227             95-4040591
(State or other jurisdiction     (Commission         (IRS Employer
      of incorporation)          File Number)       Identification No.)


11312 Penrose Street, Sun Valley, California        91352
  (Address of principal executive offices)        (Zip Code)


                                 (818) 767-2889
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)



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Item 5.   Other Events.

     In connection with a 1992-1993 private placement, the Registrant issued warrants to purchase 189,061 shares of Common Stock, at an original exercise price of $7.50 per share, and with an expiration date of August 29, 1995 (the "1993 Warrants"). Prior to August 1995, the Board of Directors of the Registrant reduced the exercise price to $3.00 per share and extended the expiration date to August 29, 1996.

     On July 16, 1996, the Board of Directors of the Registrant approved the extension of the expiration date for the Registrant's 1993 Warrants to August 29, 1997. As of this date, none of the 1993 Warrants have been exercised.








                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Cosmetic Group U.S.A., Inc.


                              /s/  Jennifer J. Eggers
                              ---------------------------
                              Jennifer J. Eggers
                              Chief Financial Officer

Date:  August 5, 1996.